Nicor Inc.
                                          Nicor Companies Savings
                                              Investment Plan
                                          Form 11-K
                                          Exhibit 23.01




INDEPENDENT AUDITORS' CONSENT


Nicor Inc.:


We consent to the incorporation by reference in Registration Statement No. 333-74402 of Nicor, Inc. Form S-8 of our report dated June 14, 2002 on the financial statements of the Nicor Companies Savings Investment Plan as of and for the year ended December 31, 2001, included in this Annual Report on Form 11-K of Nicor Companies Savings Investment Plan, Nicor Companies Thrift Plan and Birdsall, Inc. Retirement Savings Plan for the year ended December 31, 2001.



DELOITTE & TOUCHE LLP
Deloitte & Touche LLP


June 26, 2002
Chicago, Illinois